Contacts: Investors and Analysts: Tim Leveridge T +01 404.676.7563 Media: Petro Kacur T +01 404.676.2683	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301
THE COCA-COLA COMPANY REPORTS
FOURTH QUARTER AND FULL-YEAR 2015 RESULTS;
ANNOUNCES ACCELERATED REFRANCHISING PLANS

Fourth quarter reported EPS was $0.28 and comparable EPS was $0.38

Announced accelerated refranchising plans in North America and non-binding letter of intent to refranchise Company-owned bottling operations in China

•
Full-year reported net revenue declined 4% while organic revenue grew 4%. Reported net revenue and organic revenue declined 8% and 1%, respectively, in the quarter, primarily due to the impact of six fewer days in our reporting calendar.

•	Global volume grew 3% in the quarter and 2% for the full year.

•	Global price/mix grew 2% in the quarter and the full year, reflecting strong execution against our strategic initiatives.

•	Gained global value share in nonalcoholic ready-to-drink beverages in both the quarter and full year.

•	Remain committed to the previously announced $3 billion productivity initiative, even with the impact of accelerated refranchising plans.

•
Expect full-year 2016 comparable currency neutral EPS growth of 4% to 6% including the impact of 3 to 4 points of structural headwind, primarily due to refranchising, on comparable currency neutral income before taxes.

ATLANTA, Feb. 9, 2016 – The Coca-Cola Company today reported fourth quarter and full-year 2015 operating results. Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company said, "In late 2014, we laid out a clear five-point plan to reinvigorate growth and increase profitability. In 2015, a transition year, we delivered on this plan despite an increasingly challenging global macroeconomic environment. Our fourth quarter performance was a testament to the action we took as the Company continued to deliver solid pricing and unit case volume growth, culminating in 4% organic revenue growth for the full year. Importantly, this top-line growth was led by our flagship market of North America, which delivered its strongest annual performance in three years.

"Today, building on our top-line momentum and the success of refranchising efforts to date in North America, we have announced that we are accelerating the pace and scale of our system transformation with plans to refranchise 100% of Company-owned North American bottling territories by the end of 2017, including all of the cold-fill production facilities. We are also announcing that we have entered into a non-binding letter of intent to refranchise our bottling operations in China to our existing partners China Foods Limited, part of COFCO Limited, and Swire Beverage Holdings Limited, building on other recent global refranchising initiatives in Europe and Africa.

"This acceleration of our global refranchising marks a step change in our efforts to refocus The Coca-Cola Company on its core business of building strong, valuable brands and leading a system of strong bottling partners. When this transformation is complete, we will look very different than we do today. Expanding Coca-Cola bottlers in various regions will grow in terms of revenue, employment and reach as we transition Company-owned operations to the franchise system. The Coca-Cola Company will return to its focus as a higher margin, higher return and less capital intensive operation. With the accelerated refranchising plans announced today, we will move from a system where about 18% of our volume was produced by Company-owned bottlers in 2015 to about 3%.

"Looking forward to 2016, we remain committed to achieving underlying performance in line with our long-term growth model and delivering long-term, sustainable value to our system and shareowners."

2015 OPERATING REVIEW
TOTAL COMPANY

	Percent Change
	Fourth Quarter	Full Year
Unit Case Volume	3	2
Sparkling Beverages	2	1
Still Beverages	6	5
Concentrate Sales/Reported Volume	(3)	1
Price/Mix	2	2
Currency	(7)	(7)
Acquisitions & Divestitures, Net	0	0
Reported Net Revenues	(8)	(4)
Organic Revenues *	(1)	4
Reported Income Before Taxes	43	3
Comparable CN Income Before Taxes (Structurally Adjusted) *	(2)	6

*
Organic revenue and comparable currency neutral (CN) income before taxes (structurally adjusted) are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
The organic revenue decline in the quarter was primarily driven by the impact of six fewer days. After adjusting for the six fewer days in the quarter, concentrate sales were mostly in line with unit case sales. Concentrate sales growth and unit case sales growth were mostly in line for the full year as well. We delivered positive price/mix of 2% in the quarter and the full year due to effective global execution of our price and pack strategies. In the quarter, we gained global value and volume share in nonalcoholic ready-to-drink (NARTD) beverages.

•
Global sparkling beverage volume growth in the quarter was driven by 1% growth in brand Coca-Cola, 3% growth in Sprite and 7% growth in Coca-Cola Zero, partially offset by a 5% decline in Diet Coke/Coke Light. We gained global value and volume share in sparkling beverages in the quarter. Full-year sparkling beverage volume growth was driven by 1% growth in brand Coca-Cola, 3% growth in Sprite and 6% growth in Coca-Cola Zero, partially offset by a 6% decline in Diet Coke/Coke Light.

•
Global still beverage volume growth in the quarter was driven by 8% growth in packaged water, 6% growth in ready-to-drink tea, 5% growth in juice and juice drinks and 2% growth in sports drinks. We gained global value and volume share in still beverages in the quarter. Full-year growth was led by growth of 8% in packaged water, 4% in ready-to-drink tea, 3% in ready-to-drink coffee and 2% in sports drinks.

•	Comparable currency neutral income before taxes (structurally adjusted) lagged organic revenue growth in the quarter primarily due to lower equity income and a decrease in net interest income. Full-year comparable currency neutral income before taxes (structurally adjusted) outpaced organic revenue growth due to gross margin expansion and the impact of our ongoing productivity initiatives, partially offset by increased marketing investments, a decrease in net interest income and lower equity income. Our productivity initiatives remain on track and they provided financial flexibility to help us achieve our stated goals in 2015 and reinvest in our business.

•
The reported effective tax rates for the quarter and full year were 19.6% and 23.3%, respectively. The underlying effective tax rate was 22.5% for the quarter and full year. The variance between the reported rate and the underlying rate was due to the tax effect of various items impacting comparability, separately disclosed in the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Reported EPS was $0.28 and comparable EPS was $0.38 in the quarter. Items impacting comparability decreased reported EPS by a net $0.10 and were primarily related to noncash charges related to refranchising certain territories in North America and costs associated with our previously announced productivity program.

•
Fluctuations in foreign currency exchange rates resulted in a 13 point headwind on comparable operating income and a 10 point headwind on both comparable income before taxes and EPS in the quarter. Full-year fluctuations in foreign currency exchange rates resulted in an 11 point headwind on comparable operating income and an 8 point headwind on both comparable income before taxes and EPS.

•
Full-year cash from operations was $10.5 billion, down 1%, primarily due to the unfavorable impact from foreign currency exchange rates and the impact of refranchised territories in North America, partially offset by the efficient management of working capital.

•	Full-year net share repurchases totaled $2.3 billion, in line with our previously communicated guidance.

REFRANCHISING UPDATE

•
As announced earlier today, based on the progress we have achieved to date, we are accelerating our refranchising plans in North America. We are now committed to refranchising 100% of our Company-owned bottling territories in North America, by the end of 2017, including all of our cold-fill production facilities.

•
We are also announcing that in China, we have entered into a non-binding letter of intent to refranchise our Company-owned bottling operations to our existing partners China Foods Limited, part of COFCO Limited, and Swire Beverage Holdings Limited.

•
The Company remains committed to the previously announced $3 billion productivity initiative by continuing to identify additional opportunities to offset the impact of the accelerated refranchising plans.

EURASIA AND AFRICA

	Percent Change
	Fourth Quarter	Full Year
Unit Case Volume	2	3
Sparkling Beverages	0	2
Still Beverages	8	6
Concentrate Sales	(5)	2
Price/Mix	12	3
Currency	(16)	(14)
Acquisitions & Divestitures, Net	(2)	(1)
Reported Net Revenues	(11)	(10)
Organic Revenues *	7	5
Reported Income Before Taxes	(6)	(11)
Comparable CN Income Before Taxes *	9	3

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue in the quarter grew due to strong price/mix, partially offset by the impact of six fewer days. Acquisitions and divestitures reflect the unfavorable impact from the brand transfer agreement associated with the closing of the transaction with Monster Beverage Corporation. After adjusting for the six fewer days in the quarter, concentrate sales growth was generally in line with unit case sales growth. Concentrate sales and unit case sales were also generally in line for the full year.

•	Comparable currency neutral income before taxes outpaced organic revenue growth in the quarter due to positive operating leverage driven by timing of expenses.

•
Sparkling beverage volume was flat in the quarter as growth from Trademark Coca-Cola and Sprite was offset by a decline in Fanta. Still beverage volume growth in the quarter was driven by double-digit growth in sports drinks, packaged water and ready-to-drink tea along with 4% growth in juice and juice drinks. We gained value share in total NARTD beverages, sparkling beverages and still beverages in the quarter. Unit case volume growth in the quarter included mid single-digit growth in both our Central, East & West Africa and Turkey, Caucasus & Central Asia business units along with double-digit growth in our Southern Africa business unit, partially offset by a mid single-digit decline in our Middle East & North Africa business unit.

EUROPE

	Percent Change
	Fourth Quarter	Full Year
Unit Case Volume	3	2
Sparkling Beverages	3	1
Still Beverages	2	7
Concentrate Sales	(2)	2
Price/Mix	1	1
Currency	(5)	(9)
Acquisitions & Divestitures, Net	(1)	(1)
Reported Net Revenues	(7)	(7)
Organic Revenues *	(2)	2
Reported Income Before Taxes	26	1
Comparable CN Income Before Taxes *	1	0

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
The organic revenue decline in the quarter was primarily due to six fewer days, partially offset by positive price/mix of 1 point. Acquisitions and divestitures reflect the unfavorable impact from the brand transfer agreement associated with the closing of the transaction with Monster Beverage Corporation. After adjusting for the six fewer days in the quarter, concentrate sales growth was ahead of unit case sales growth due to timing of shipments. Concentrate sales and unit case sales were in line for the full year.

•	Comparable currency neutral income before taxes outpaced organic revenue growth in the quarter primarily due to the impact of our ongoing productivity initiatives.

•
Sparkling beverage volume growth in the quarter was driven by 3% growth in Trademark Coca-Cola and 6% growth in Fanta, partially offset by a 1% decline in Sprite. Still beverage volume growth in the quarter was driven by the continued expansion of our still portfolio resulting in 5% growth in both packaged water and ready-to-drink tea, 1% growth in sports drinks and double-digit growth in the innocent brand. We gained value share in still beverages, juice and juice drinks and ready-to-drink tea in the quarter.

LATIN AMERICA

	Percent Change
	Fourth Quarter	Full Year
Unit Case Volume	2	1
Sparkling Beverages	1	0
Still Beverages	5	4
Concentrate Sales	(3)	1
Price/Mix	10	9
Currency	(25)	(23)
Acquisitions & Divestitures, Net	0	0
Reported Net Revenues	(18)	(13)
Organic Revenues *	7	11
Reported Income Before Taxes	42	(7)
Comparable CN Income Before Taxes *	12	12

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter was driven by strong positive price/mix, partially offset by the impact of six fewer days. After adjusting for the six fewer days in the quarter, concentrate sales growth was ahead of unit case sales growth due to timing of shipments. Concentrate sales and unit case sales were in line for the full year.

•
Comparable currency neutral income before taxes outpaced organic revenue growth in the quarter due to positive operating leverage driven by the impact of our ongoing productivity initiatives and timing of expenses.

•
Sparkling beverage volume growth in the quarter was driven by 4% growth in Sprite and 1% growth in both brand Coca-Cola and Coca-Cola Zero, partially offset by a 4% decline in Fanta. Still beverage volume growth in the quarter was driven by double-digit growth in both juice and juice drinks and sports drinks, as well as 4% growth in packaged water, partially offset by a decline of 4% in ready-to-drink tea. Unit case volume growth was driven by 6% growth in both Mexico and our Latin Center business unit, partially offset by a 5% decline in Brazil. We gained value share in still beverages (excluding packaged water) in the quarter.

NORTH AMERICA

	Percent Change
	Fourth Quarter	Full Year
Unit Case Volume	3	1
Sparkling Beverages	2	0
Still Beverages	6	5
Concentrate Sales	(3)	1
Price/Mix	1	3
Currency	(1)	(1)
Acquisitions & Divestitures, Net	(1)	(1)
Reported Net Revenues	(4)	2
Organic Revenues *	(2)	4
Reported Income Before Taxes	491	(10)
Comparable CN Income Before Taxes *	(19)	3

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue declined in the quarter primarily due to the impact of six fewer days, partially offset by favorable price/mix. Acquisitions and divestitures primarily reflect the unfavorable impact of refranchised territories, partially offset by the benefit of our expanded distribution of Monster beverage products in North America. After adjusting for the six fewer days in the quarter, concentrate sales growth was in line with unit case sales growth. Concentrate sales and unit case sales were also in line for the full year.

•
Comparable currency neutral income before taxes trailed organic revenue growth in the quarter primarily due to the impact of a 6 point structural headwind, which includes the impact from refranchised territories as well as the net unfavorable impact from the brand transfer agreement associated with the closing of the transaction with Monster Beverage Corporation and the expanded distribution of Monster beverage products.

•
Sparkling beverage volume growth in the quarter was driven by growth in Coca-Cola Zero, Sprite and Fanta, partially offset by a decline in Diet Coke. Still beverage volume growth in the quarter was driven by juice and juice drinks, ready-to-drink tea and packaged water. We gained value share in total NARTD beverages for the 23rd consecutive quarter driven by the continued increase in the quantity and quality of our marketing investments along with our disciplined approach to pricing and packaging strategies.

ASIA PACIFIC

	Percent Change
	Fourth Quarter	Full Year
Unit Case Volume	5	4
Sparkling Beverages	5	4
Still Beverages	6	4
Concentrate Sales	0	2
Price/Mix	(9)	(3)
Currency	(6)	(8)
Acquisitions & Divestitures, Net	0	0
Reported Net Revenues	(15)	(9)
Organic Revenues *	(9)	0
Reported Income Before Taxes	(22)	(10)
Comparable CN Income Before Taxes *	(21)	(4)

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue declined in the quarter driven by unfavorable price/mix and the impact of six fewer days. The unfavorable price/mix in the quarter was primarily driven by unfavorable geographic and product mix. After adjusting for the six fewer days in the quarter, concentrate sales growth was generally in line with unit case sales growth. Full-year concentrate sales growth lagged unit case sales growth primarily due to timing of shipments in the prior year.

•	Comparable currency neutral income before taxes trailed organic revenue growth in the quarter primarily due to an increase in marketing investments and the timing of operating expenses.

•
Sparkling beverage volume growth in the quarter was driven by 6% growth in both Trademark Coca-Cola and Fanta along with 3% growth in Sprite. Still beverage volume growth in the quarter was driven by double-digit growth in both packaged water and ready-to-drink tea and 2% growth in ready-to-drink coffee. Unit case volume growth in the quarter reflected 1% growth in China, 3% growth in Japan and double-digit growth in India. We gained value and volume share in total NARTD beverages, still beverages (excluding packaged water), as well as the juice and juice drinks and ready-to-drink tea categories in the quarter.

BOTTLING INVESTMENTS

	Percent Change
	Fourth Quarter	Full Year
Unit Case Volume	10	8
Reported Volume	0	6
Price/Mix	0	(3)
Currency	(11)	(10)
Acquisitions & Divestitures, Net	4	3
Reported Net Revenues	(7)	(4)
Organic Revenues *	0	3
Reported Income Before Taxes	(69)	(37)
Comparable CN Income Before Taxes *	(3)	10

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue in the quarter was flat, in line with reported volume. Full-year organic revenue growth was driven by reported volume growth, partially offset by unfavorable price/mix primarily attributable to geographic, channel and product mix.

•	Comparable currency neutral income before taxes lagged organic revenue growth in the quarter primarily due to lower equity income.
2016 OUTLOOK

•
The Company expects organic revenue to be up 4% to 5% in 2016, in line with our long-term target. The net impact of acquisitions and divestitures is expected to be a 4 to 5 point headwind and based on the current spot rates, currency is expected to be a 4 point headwind, including the impact of hedged positions.

•
The Company expects comparable currency neutral income before taxes (structurally adjusted) to grow 6% to 8% in 2016, in line with our long-term target, as strong operating profit growth is expected to be partially offset by increased interest expense. The net impact of structural items is expected to be a 3 to 4 point headwind and based on the current spot rates, currency is expected to be a 9 point headwind, including the impact of hedged positions.

•
Given the above, the Company expects full-year comparable currency neutral EPS growth to be 4% to 6% including the impact of 3 to 4 points of structural headwind, primarily due to refranchising, on comparable currency neutral income before taxes. Based on the current spot rates, currency is expected to be a 9 point headwind, including the impact of hedged positions.

•	In addition to the above, the Company expects the following:
•The underlying effective annual tax rate in 2016 is expected to be 22.5%.
•We are targeting full-year 2016 net share repurchases of $2.0 to $2.5 billion.

•
For the first quarter of 2016, we estimate that based on the current spot rates, currency will be a 5 point headwind on net revenues and a 12 point headwind on income before taxes, including the impact of hedged positions.

ITEMS IMPACTING COMPARABILITY

•	For details on items impacting comparability in the quarter and for the full year, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.
NOTES

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

•
"Comparable currency neutral income before taxes" is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability and the impact of changes in foreign currency exchange rates. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
"Comparable currency neutral income before taxes (structurally adjusted)" is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability, the impact of changes in foreign currency exchange rates and the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•	"Concentrate sales" represents the amount of concentrates, syrups, beverage bases and powders sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers.

•
"Concentrate sales/reported volume" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for our geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For our Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. Our Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only, which is computed on a reported basis.

•
"Organic revenue" is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•	"Sparkling beverages" means NARTD beverages with carbonation, including carbonated energy drinks and waters.

•
"Still beverages" means nonalcoholic beverages without carbonation, including non-carbonated waters, flavored waters and enhanced waters, juices and juice drinks, teas, coffees, sports drinks, dairy and noncarbonated energy drinks.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
First quarter 2015 financial results were impacted by six additional days, while fourth quarter financial results were impacted by six fewer days. Unit case volume results for the quarters are not impacted by the variance in days due to the average daily sales computation referenced above.

CONFERENCE CALL
We are hosting a conference call with investors and analysts to discuss fourth quarter and full-year 2015 results today, Feb. 9, 2016 at 9 a.m. EST. We invite investors to listen to a live audiocast of the conference call on the Company’s website, http://www.coca-colacompany.com in the "Investors" section. A replay in downloadable MP3 format and a transcript of the call will also be available within 24 hours after the audiocast on the Company’s website. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures, which may be used periodically by management when discussing financial results with investors and analysts, to the Company’s results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	December 31, 2015	December 31, 2014	% Change[1]
Net Operating Revenues	$10,000	$10,872	(8)
Cost of goods sold	4,054	4,357	(7)
Gross Profit	5,946	6,515	(9)
Selling, general and administrative expenses	3,937	4,338	(9)
Other operating charges	491	726	(32)
Operating Income	1,518	1,451	5
Interest income	154	158	(2)
Interest expense	143	139	3
Equity income (loss) — net	87	239	(64)
Other income (loss) — net	(78)	(633)	88
Income Before Income Taxes	1,538	1,076	43
Income taxes	302	305	(1)
Consolidated Net Income	1,236	771	60
Less: Net income (loss) attributable to noncontrolling interests	(1)	1	—
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,237	$770	61
Diluted Net Income Per Share[2]	$0.28	$0.17	62
Average Shares Outstanding — Diluted[2]	4,390	4,437

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended December 31, 2015 and December 31, 2014, basic net income per share was $0.29 for 2015 and $0.18 for 2014 based on average shares outstanding — basic of 4,336 million for 2015 and 4,375 million for 2014. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Year Ended
	December 31, 2015	December 31, 2014	% Change[1]
Net Operating Revenues	$44,294	$45,998	(4)
Cost of goods sold	17,482	17,889	(2)
Gross Profit	26,812	28,109	(5)
Selling, general and administrative expenses	16,427	17,218	(5)
Other operating charges	1,657	1,183	40
Operating Income	8,728	9,708	(10)
Interest income	613	594	3
Interest expense	856	483	77
Equity income (loss) — net	489	769	(36)
Other income (loss) — net	631	(1,263)	—
Income Before Income Taxes	9,605	9,325	3
Income taxes	2,239	2,201	2
Consolidated Net Income	7,366	7,124	3
Less: Net income (loss) attributable to noncontrolling interests	15	26	(40)
Net Income Attributable to Shareowners of The Coca-Cola Company	$7,351	$7,098	4
Diluted Net Income Per Share[2]	$1.67	$1.60	5
Average Shares Outstanding — Diluted[2]	4,405	4,450

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the years ended December 31, 2015 and December 31, 2014, basic net income per share was $1.69 for 2015 and $1.62 for 2014 based on average shares outstanding — basic of 4,352 million for 2015 and 4,387 million for 2014. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	December 31, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$7,309	$8,958
Short-term investments	8,322	9,052
Total Cash, Cash Equivalents and Short-Term Investments	15,631	18,010
Marketable securities	4,269	3,665
Trade accounts receivable, less allowances of $352 and $331, respectively	3,941	4,466
Inventories	2,902	3,100
Prepaid expenses and other assets	2,752	3,066
Assets held for sale	3,900	679
Total Current Assets	33,395	32,986
Equity Method Investments	12,318	9,947
Other Investments	3,470	3,678
Other Assets	4,207	4,407
Property, Plant and Equipment — net	12,571	14,633
Trademarks With Indefinite Lives	5,989	6,533
Bottlers' Franchise Rights With Indefinite Lives	6,000	6,689
Goodwill	11,289	12,100
Other Intangible Assets	854	1,050
Total Assets	$90,093	$92,023

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$9,660	$9,234
Loans and notes payable	13,129	19,130
Current maturities of long-term debt	2,677	3,552
Accrued income taxes	331	400
Liabilities held for sale	1,133	58
Total Current Liabilities	26,930	32,374
Long-Term Debt	28,407	19,063
Other Liabilities	4,301	4,389
Deferred Income Taxes	4,691	5,636
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	14,016	13,154
Reinvested earnings	65,018	63,408
Accumulated other comprehensive income (loss)	(10,174)	(5,777)
Treasury stock, at cost — 2,716 and 2,674 shares, respectively	(45,066)	(42,225)
Equity Attributable to Shareowners of The Coca-Cola Company	25,554	30,320
Equity Attributable to Noncontrolling Interests	210	241
Total Equity	25,764	30,561
Total Liabilities and Equity	$90,093	$92,023

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Year Ended
	December 31, 2015	December 31, 2014
Operating Activities
Consolidated net income	$7,366	$7,124
Depreciation and amortization	1,970	1,976
Stock-based compensation expense	236	209
Deferred income taxes	73	(40)
Equity (income) loss — net of dividends	(122)	(371)
Foreign currency adjustments	(137)	415
Significant (gains) losses on sales of assets — net	(374)	831
Other operating charges	929	761
Other items	744	149
Net change in operating assets and liabilities	(157)	(439)
Net cash provided by operating activities	10,528	10,615
Investing Activities
Purchases of investments	(15,831)	(17,800)
Proceeds from disposals of investments	14,079	12,986
Acquisitions of businesses, equity method investments and nonmarketable securities	(2,491)	(389)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	565	148
Purchases of property, plant and equipment	(2,553)	(2,406)
Proceeds from disposals of property, plant and equipment	85	223
Other investing activities	(40)	(268)
Net cash provided by (used in) investing activities	(6,186)	(7,506)
Financing Activities
Issuances of debt	40,434	41,674
Payments of debt	(37,738)	(36,962)
Issuances of stock	1,245	1,532
Purchases of stock for treasury	(3,564)	(4,162)
Dividends	(5,741)	(5,350)
Other financing activities	251	(363)
Net cash provided by (used in) financing activities	(5,113)	(3,631)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(878)	(934)
Cash and Cash Equivalents
Net increase (decrease) during the year	(1,649)	(1,456)
Balance at beginning of year	8,958	10,414
Balance at end of year	$7,309	$8,958

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	December 31, 2015	December 31, 2014	% Fav. / (Unfav.)	December 31, 2015	December 31, 2014	% Fav. / (Unfav.)	December 31, 2015	December 31, 2014	% Fav. / (Unfav.)
Eurasia & Africa	$560	$631	(11)	$225	$226	0	$219	$232	(6)
Europe	1,151	1,245	(7)	614	489	26	619	494	26
Latin America	1,023	1,251	(18)	528	362	46	515	362	42
North America	5,145	5,370	(4)	411	432	(5)	230	40	491
Asia Pacific	960	1,133	(15)	313	407	(23)	317	405	(22)
Bottling Investments	1,377	1,483	(7)	(34)	(17)	(106)	74	234	(69)
Corporate	46	10	339	(539)	(448)	(20)	(436)	(691)	37
Eliminations	(262)	(251)	(4)	—	—	—	—	—	—
Consolidated	$10,000	$10,872	(8)	$1,518	$1,451	5	$1,538	$1,076	43

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the three months ended December 31, 2015, intersegment revenues were $14 million for Eurasia and Africa, $136 million for Europe, $19 million for Latin America, $4 million for North America, $69 million for Asia Pacific, $10 million for Bottling Investments and $10 million for Corporate. During the three months ended December 31, 2014, intersegment revenues were $162 million for Europe, $14 million for Latin America, $4 million for North America, $57 million for Asia Pacific and $14 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Year Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	December 31, 2015	December 31, 2014	% Fav. / (Unfav.)	December 31, 2015	December 31, 2014	% Fav. / (Unfav.)	December 31, 2015	December 31, 2014	% Fav. / (Unfav.)
Eurasia & Africa	$2,459	$2,730	(10)	$987	$1,084	(9)	$1,004	$1,125	(11)
Europe	5,128	5,536	(7)	2,888	2,852	1	2,919	2,892	1
Latin America	4,074	4,657	(13)	2,169	2,316	(6)	2,164	2,319	(7)
North America	21,802	21,479	2	2,490	2,447	2	1,475	1,633	(10)
Asia Pacific	5,252	5,746	(9)	2,189	2,448	(11)	2,207	2,464	(10)
Bottling Investments	6,731	7,039	(4)	0	9	—	454	715	(37)
Corporate	166	136	22	(1,995)	(1,448)	(38)	(618)	(1,823)	66
Eliminations	(1,318)	(1,325)	1	—	—	—	—	—	—
Consolidated	$44,294	$45,998	(4)	$8,728	$9,708	(10)	$9,605	$9,325	3

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the year ended December 31, 2015, intersegment revenues were $36 million for Eurasia and Africa, $585 million for Europe, $75 million for Latin America, $18 million for North America, $545 million for Asia Pacific, $49 million for Bottling Investments and $10 million for Corporate. During the year ended December 31, 2014, intersegment revenues were $692 million for Europe, $60 million for Latin America, $17 million for North America, $489 million for Asia Pacific and $67 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as relating to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral").
Asset Impairments and Restructuring
Restructuring
During the three months and year ended December 31, 2015, the Company recorded charges of $88 million and $292 million, respectively. The Company recorded charges of $66 million and $208 million during the three months and year ended December 31, 2014, respectively. These charges were related to the integration of our German bottling and distribution operations.
Productivity and Reinvestment
During the three months and year ended December 31, 2015, the Company recorded charges of $368 million and $691 million, respectively, related to our productivity and reinvestment program. The Company also recorded charges of $342 million and $601 million during the three months and year ended December 31, 2014, respectively. These productivity and reinvestment initiatives are focused on four key areas: restructuring the Company's global supply chain, including manufacturing in North America; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the Company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three months and year ended December 31, 2015, the Company recorded net charges of $8 million and $87 million, respectively. During the three months and year ended December 31, 2014, the Company recorded a net gain of $2 million and a net charge of $18 million, respectively. These amounts represent the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three months and year ended December 31, 2015, the Company recorded charges of $179 million and $1,027 million, respectively. The Company recorded charges of $389 million and $799 million during the three months and year ended December 31, 2014, respectively. These charges were primarily due to the derecognition of intangible assets relating to the refranchising of territories in North America to certain of its unconsolidated bottling partners and were recorded in the line item other income (loss) — net in our condensed consolidated statements of income.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Transaction Gains/Losses (continued)
During the year ended December 31, 2015, the Company recorded a net gain of $1,403 million as a result of our transaction with Monster Beverage Corporation ("Monster"), primarily due to the difference in the recorded carrying value of the assets transferred, including an allocated portion of goodwill, compared to the value of the total assets and business acquired. This net gain was recorded in the line item other income (loss) — net in our condensed consolidated statement of income. Additionally, under the terms of this transaction, the Company was required to discontinue selling energy products under certain trademarks, including one trademark in the glacéau portfolio. During the year ended December 31, 2015, the Company recognized impairment charges of $418 million primarily related to the discontinuation of the energy products in the glacéau portfolio as a result of the transaction with Monster. These charges were recorded in the line item other operating charges in our condensed consolidated statement of income.
During the three months and year ended December 31, 2015, the Company recorded charges of $21 million and $30 million, respectively. During the three months and year ended December 31, 2014, the Company recorded charges of $15 million. These charges were due to noncapitalizable transaction costs associated with the Monster transaction and transactions for which the related assets and liabilities qualify as held for sale.
In the fourth quarter of 2014, the owners of the majority interest of a Brazilian bottler exercised their option to acquire from us a 10 percent interest in the entity's outstanding shares resulting in our recognizing an estimated loss of $32 million due to the exercise price being lower than our carrying value. The transaction closed in January 2015, and the Company recorded an additional loss of $6 million during the year ended December 31, 2015, calculated based on the final option price. Also during the year ended December 31, 2015, the Company recorded a loss of $19 million on our previously held investment in a South African bottler, which had been accounted for under the equity method of accounting prior to our acquisition of the bottler in February 2015.
During the year ended December 31, 2014, the Company recorded a charge of $7 million associated with our indemnification of a previously consolidated entity. The impact of this charge effectively reduced the initial gain the Company recognized when we sold the entity.
Other Items
Donation to The Coca-Cola Foundation
During the year ended December 31, 2015, the Company recorded a charge of $100 million due to a contribution made to The Coca-Cola Foundation, which was recorded in the line item other operating charges in our condensed consolidated statement of income.
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months and year ended December 31, 2015, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in a decrease of $52 million and an increase of $24 million, respectively, to our non-GAAP income before income taxes. During the three months and year ended December 31, 2014, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in increases of $175 million and $55 million, respectively, to our non-GAAP income before income taxes.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Other Items (continued)
Early Extinguishment of Long-Term Debt
During the year ended December 31, 2015, the Company recorded charges of $320 million due to the early extinguishment of certain long-term debt, which were recorded in the line item interest expense in our condensed consolidated statement of income.
Hyperinflationary Economies
During the year ended December 31, 2015, the Company recorded net charges of $138 million related to our Venezuelan operations. These charges were primarily a result of the remeasurement of the net monetary assets of our Venezuelan subsidiary using the SIMADI exchange rate, an impairment of a Venezuelan trademark due to higher exchange rates, and a write-down of receivables from our bottling partner in Venezuela. The write-down was recorded primarily as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our receivables.
During the three months and year ended December 31, 2014, the Company recorded net charges of $393 million and $661 million, respectively, related to the devaluation of the Venezuelan bolivar, including a write-down of receivables from our bottling partner in Venezuela as well as our proportionate share of the charge incurred by our bottling partner in Venezuela, an equity method investee.
Other
During the year ended December 31, 2015, the Company recorded other charges of $15 million. These charges related to tax litigation expense, charges associated with certain fixed assets and costs associated with restructuring and transitioning the Company's Russian juice operations to an existing joint venture with an unconsolidated bottling partner.
During the three months and year ended December 31, 2014, the Company recorded losses of $10 million and $40 million, respectively, related to restructuring and transitioning the Company's Russian juice operations.
Certain Tax Matters
During the three months and year ended December 31, 2015, the Company recorded a net tax charge of $1 million and a net tax benefit of $5 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties. During the three months and year ended December 31, 2014, the Company recorded net tax charges of $5 million and $7 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
CURRENCY NEUTRAL
Management evaluates the operating performance of our Company and our international subsidiaries on a currency neutral basis. We determine our currency neutral operating results by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, normalizing for certain structural items in hyperinflationary economies, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
ORGANIC REVENUE
Organic revenue is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures (including structural changes), as applicable. The adjustments related to acquisitions and divestitures for the three months and years ended December 31, 2015 and December 31, 2014 consisted entirely of the structural changes discussed below.
STRUCTURAL CHANGES
Structural changes generally refer to acquisitions or dispositions of bottling, distribution or canning operations and consolidation or deconsolidation of bottling and distribution entities for accounting purposes. In 2015, the Company refranchised additional territories in North America to certain of its unconsolidated bottling partners; sold its global energy drink business to Monster; acquired Monster's non-energy drink business; acquired an equity interest in Monster; amended its current distribution coordination agreements with Monster to expand into additional territories; and acquired a South African bottler. In 2014, the Company refranchised territories in North America to certain of its unconsolidated bottling partners; changed its process of buying and selling recyclable materials in North America; acquired bottling operations in Sri Lanka and Nepal; and restructured and transitioned its Russian juice operations to an existing joint venture with an unconsolidated bottling partner. Accordingly, these activities have been included as structural items in our analysis of the impact of these changes on certain line items in our condensed consolidated statements of income.
2016 OUTLOOK
Our 2016 organic revenue outlook, comparable currency neutral income before taxes (structurally adjusted) outlook, and comparable currency neutral EPS outlook are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items, as applicable. We are not able to reconcile our full-year 2016 projected organic revenue to our full-year 2016 projected reported net revenue, our full-year 2016 projected comparable currency neutral income before taxes (structurally adjusted) to our full-year 2016 projected reported income before taxes, or our full-year 2016 projected comparable currency neutral EPS to our full-year 2016 projected reported EPS because we are unable to predict the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions and divestitures and/or structural adjustments throughout 2016.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended December 31, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$10,000	$4,054	$5,946	59.5%	$3,937	$491	$1,518	15.2%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(88)	88
Productivity & Reinvestment	—	—	—		—	(368)	368
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(21)	21
Other Items	5	—	5		8	(14)	11
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$10,005	$4,054	$5,951	59.5%	$3,945	$—	$2,006	20.0%

	Three Months Ended December 31, 2014
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$10,872	$4,357	$6,515	59.9%	$4,338	$726	$1,451	13.3%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(66)	66
Productivity & Reinvestment	—	—	—		—	(342)	342
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(15)	15
Other Items	29	(75)	104		(48)	(303)	455
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$10,901	$4,282	$6,619	60.7%	$4,290	$—	$2,329	21.4%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(8)	(7)	(9)		(9)	(32)	5
% Currency Impact	(7)	(4)	(9)		(5)	—	(21)
% Change — Currency Neutral Reported	(1)	(3)	0		(4)	—	26

% Change — After Considering Items (Non-GAAP)	(8)	(5)	(10)		(8)	—	(14)
% Currency Impact After Considering Items (Non-GAAP)	(7)	(4)	(8)		(5)	—	(13)
% Change — Currency Neutral After Considering Items (Non-GAAP)	(2)	(1)	(2)		(3)	—	0

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended December 31, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$143	$87	$(78)	$1,538	$302	19.6%	$(1)	$1,237	$0.28
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	88	—		—	88	0.02
Productivity & Reinvestment	—	—	—	368	135		—	233	0.05
Equity Investees	—	8	—	8	—		—	8	—
Transaction Gains/Losses	—	—	178	199	65		—	134	0.03
Other Items	—	—	(49)	(38)	(15)		—	(23)	(0.01)
Certain Tax Matters	—	—	—	—	(1)		—	1	—
After Considering Items (Non-GAAP)	$143	$95	$51	$2,163	$486	22.5%	$(1)	$1,678	$0.38

	Three Months Ended December 31, 2014
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$139	$239	$(633)	$1,076	$305	28.3%	$1	$770	$0.17
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	66	—		—	66	0.01
Productivity & Reinvestment	—	—	—	342	95		—	247	0.06
Equity Investees	—	(2)	—	(2)	3		—	(5)	—
Transaction Gains/Losses	—	—	421	436	149		—	287	0.06
Other Items	—	(46)	170	579	14		—	565	0.13
Certain Tax Matters	—	—	—	—	(5)		—	5	—
After Considering Items (Non-GAAP)	$139	$191	$(42)	$2,497	$561	22.5%	$1	$1,935	$0.44

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	3	(64)	88	43	(1)		—	61	62
% Change — After Considering Items (Non-GAAP)	3	(50)	—	(13)	(13)		—	(13)	(12)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,390 million average shares outstanding — diluted

[2]	4,437 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Year Ended December 31, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$44,294	$17,482	$26,812	60.5%	$16,427	$1,657	$8,728	19.7%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(292)	292
Productivity & Reinvestment	—	—	—		—	(691)	691
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(448)	448
Other Items	(37)	(66)	29		41	(226)	214
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$44,257	$17,416	$26,841	60.6%	$16,468	$—	$10,373	23.4%

	Year Ended December 31, 2014
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$45,998	$17,889	$28,109	61.1%	$17,218	$1,183	$9,708	21.1%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(208)	208
Productivity & Reinvestment	—	—	—		—	(601)	601
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(22)	22
Other Items	14	13	1		(62)	(352)	415
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$46,012	$17,902	$28,110	61.1%	$17,156	$—	$10,954	23.8%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(4)	(2)	(5)		(5)	40	(10)
% Currency Impact	(7)	(5)	(8)		(6)	—	(12)
% Change — Currency Neutral Reported	3	2	4		2	—	2

% Change — After Considering Items (Non-GAAP)	(4)	(3)	(5)		(4)	—	(5)
% Currency Impact After Considering Items (Non-GAAP)	(7)	(5)	(8)		(6)	—	(11)
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	2	4		2	—	6

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Year Ended December 31, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$856	$489	$631	$9,605	$2,239	23.3%	$15	$7,351	$1.67
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	292	—		—	292	0.07
Productivity & Reinvestment	—	—	—	691	259		—	432	0.10
Equity Investees	—	87	—	87	5		—	82	0.02
Transaction Gains/Losses	—	—	(351)	97	(108)		—	205	0.05
Other Items	(320)	—	64	598	158		—	440	0.10
Certain Tax Matters	—	—	—	—	5		—	(5)	—
After Considering Items (Non-GAAP)	$536	$576	$344	$11,370	$2,558	22.5%	$15	$8,797	$2.00

	Year Ended December 31, 2014
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$483	$769	$(1,263)	$9,325	$2,201	23.6%	$26	$7,098	$1.60
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	208	—		—	208	0.05
Productivity & Reinvestment	—	—	—	601	191		—	410	0.09
Equity Investees	—	18	—	18	6		—	12	—
Transaction Gains/Losses	—	—	831	853	296		—	557	0.13
Other Items	—	(25)	368	758	(41)		—	799	0.18
Certain Tax Matters	—	—	—	—	(7)		—	7	—
After Considering Items (Non-GAAP)	$483	$762	$(64)	$11,763	$2,646	22.5%	$26	$9,091	$2.04

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	77	(36)	—	3	2		(40)	4	5
% Change — After Considering Items (Non-GAAP)	11	(24)	—	(3)	(3)		(40)	(3)	(2)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,405 million average shares outstanding — diluted

[2]	4,450 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Income Before Income Taxes and Diluted Net Income Per Share:
	Three Months Ended December 31, 2015
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	43	62
% Currency Impact	(9)	(10)
% Change — Currency Neutral Reported	52	73
% Structural Impact	(8)	N/A
% Change — Currency Neutral Reported and Adjusted for Structural Impact	62	N/A

% Change — After Considering Items (Non-GAAP)	(13)	(12)
% Currency Impact After Considering Items (Non-GAAP)	(10)	(10)
% Change — Currency Neutral After Considering Items (Non-GAAP)	(3)	(2)
% Structural Impact After Considering Items (Non-GAAP)	(1)	N/A
% Change — Currency Neutral After Considering Items and Adjusted for Structural Impact (Non-GAAP)	(2)	N/A

	Year Ended December 31, 2015
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	3	5
% Currency Impact	(6)	(6)
% Change — Currency Neutral Reported	9	10
% Structural Impact	(1)	N/A
% Change — Currency Neutral Reported and Adjusted for Structural Impact	9	N/A

% Change — After Considering Items (Non-GAAP)	(3)	(2)
% Currency Impact After Considering Items (Non-GAAP)	(8)	(8)
% Change — Currency Neutral After Considering Items (Non-GAAP)	5	6
% Structural Impact After Considering Items (Non-GAAP)	(1)	N/A
% Change — Currency Neutral After Considering Items and Adjusted for Structural Impact (Non-GAAP)	6	N/A

Note:	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Segment:

	Three Months Ended December 31, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$560	$1,151	$1,023	$5,145	$960	$1,377	$46	$(262)	$10,000
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(5)	—	—	10	—	5
After Considering Items (Non-GAAP)	$560	$1,151	$1,023	$5,140	$960	$1,377	$56	$(262)	$10,005

	Three Months Ended December 31, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$631	$1,245	$1,251	$5,370	$1,133	$1,483	$10	$(251)	$10,872
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	28	—	—	1	—	29
After Considering Items (Non-GAAP)	$631	$1,245	$1,251	$5,398	$1,133	$1,483	$11	$(251)	$10,901

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(11)	(7)	(18)	(4)	(15)	(7)	339	(4)	(8)
% Currency Impact	(16)	(5)	(25)	(1)	(6)	(11)	(98)	—	(7)
% Change — Currency Neutral Reported	5	(3)	7	(3)	(9)	4	437	—	(1)
% Acquisition & Divestiture Adjustments	(2)	(1)	0	(1)	0	4	72	—	0
% Change — Organic Revenues (Non-GAAP)	7	(2)	7	(2)	(9)	0	365	—	(1)

% Change — After Considering Items (Non-GAAP)	(11)	(7)	(18)	(5)	(15)	(7)	416	—	(8)
% Currency Impact After Considering Items (Non-GAAP)	(16)	(5)	(25)	(1)	(6)	(11)	(12)	—	(7)
% Change — Currency Neutral After Considering Items (Non-GAAP)	5	(3)	7	(4)	(9)	4	428	—	(2)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Segment:

	Year Ended December 31, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,459	$5,128	$4,074	$21,802	$5,252	$6,731	$166	$(1,318)	$44,294
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(24)	—	—	(13)	—	(37)
After Considering Items (Non-GAAP)	$2,459	$5,128	$4,074	$21,778	$5,252	$6,731	$153	$(1,318)	$44,257

	Year Ended December 31, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,730	$5,536	$4,657	$21,479	$5,746	$7,039	$136	$(1,325)	$45,998
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	37	—	(20)	(3)	—	14
After Considering Items (Non-GAAP)	$2,730	$5,536	$4,657	$21,516	$5,746	$7,019	$133	$(1,325)	$46,012

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(10)	(7)	(13)	2	(9)	(4)	22	1	(4)
% Currency Impact	(14)	(9)	(23)	(1)	(8)	(10)	0	—	(7)
% Change — Currency Neutral Reported	4	2	10	3	(1)	6	22	—	3
% Acquisition & Divestiture Adjustments	(1)	(1)	0	(1)	0	3	11	—	0
% Change — Organic Revenues (Non-GAAP)	5	2	11	4	0	3	11	—	4

% Change — After Considering Items (Non-GAAP)	(10)	(7)	(13)	1	(9)	(4)	15	—	(4)
% Currency Impact After Considering Items (Non-GAAP)	(14)	(9)	(23)	(1)	(8)	(10)	(8)	—	(7)
% Change — Currency Neutral After Considering Items (Non-GAAP)	4	2	10	2	(1)	6	23	—	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Three Months Ended December 31, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$225	$614	$528	$411	$313	$(34)	$(539)	$1,518
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	88	—	88
Productivity & Reinvestment	—	(12)	—	145	3	39	193	368
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	3	18	21
Other Items	—	—	—	(9)	—	(3)	23	11
After Considering Items (Non-GAAP)	$225	$602	$528	$547	$316	$93	$(305)	$2,006

	Three Months Ended December 31, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$226	$489	$362	$432	$407	$(17)	$(448)	$1,451
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	66	—	66
Productivity & Reinvestment	25	109	20	89	26	3	70	342
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	15	15
Other Items	—	—	275	151	1	9	19	455
After Considering Items (Non-GAAP)	$251	$598	$657	$672	$434	$61	$(344)	$2,329

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	0	26	46	(5)	(23)	(106)	(20)	5
% Currency Impact	(26)	0	(63)	2	(6)	(27)	0	(21)
% Change — Currency Neutral Reported	26	26	109	(7)	(17)	(79)	(21)	26

% Change — After Considering Items (Non-GAAP)	(10)	1	(20)	(19)	(27)	52	11	(14)
% Currency Impact After Considering Items (Non-GAAP)	(23)	0	(35)	1	(5)	(29)	3	(13)
% Change — Currency Neutral After Considering Items (Non-GAAP)	13	1	15	(20)	(22)	81	8	0

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Year Ended December 31, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$987	$2,888	$2,169	$2,490	$2,189	$0	$(1,995)	$8,728
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	292	—	292
Productivity & Reinvestment	16	(25)	7	384	2	61	246	691
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	3	445	448
Other Items	—	—	33	(1)	2	3	177	214
After Considering Items (Non-GAAP)	$1,003	$2,863	$2,209	$2,873	$2,193	$359	$(1,127)	$10,373

	Year Ended December 31, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,084	$2,852	$2,316	$2,447	$2,448	$9	$(1,448)	$9,708
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	208	—	208
Productivity & Reinvestment	26	111	20	281	36	3	124	601
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	22	22
Other Items	—	—	275	61	1	39	39	415
After Considering Items (Non-GAAP)	$1,110	$2,963	$2,611	$2,789	$2,485	$259	$(1,263)	$10,954

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(9)	1	(6)	2	(11)	—	(38)	(10)
% Currency Impact	(16)	(3)	(31)	0	(8)	—	2	(12)
% Change — Currency Neutral Reported	7	5	25	2	(3)	—	(40)	2

% Change — After Considering Items (Non-GAAP)	(10)	(3)	(15)	3	(12)	38	11	(5)
% Currency Impact After Considering Items (Non-GAAP)	(15)	(3)	(28)	0	(8)	(21)	1	(11)
% Change — Currency Neutral After Considering Items (Non-GAAP)	6	0	12	3	(4)	59	9	6

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Three Months Ended December 31, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$219	$619	$515	$230	$317	$74	$(436)	$1,538
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	88	—	88
Productivity & Reinvestment	—	(12)	—	145	3	39	193	368
Equity Investees	—	1	—	—	—	7	—	8
Transaction Gains/Losses	—	—	—	180	—	3	16	199
Other Items	—	—	—	(9)	—	(3)	(26)	(38)
After Considering Items (Non-GAAP)	$219	$608	$515	$546	$320	$208	$(253)	$2,163

	Three Months Ended December 31, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$232	$494	$362	$40	$405	$234	$(691)	$1,076
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	66	—	66
Productivity & Reinvestment	25	109	20	89	26	3	70	342
Equity Investees	—	2	—	—	—	(4)	—	(2)
Transaction Gains/Losses	—	—	—	389	—	—	47	436
Other Items	—	—	275	151	1	(37)	189	579
After Considering Items (Non-GAAP)	$257	$605	$657	$669	$432	$262	$(385)	$2,497

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(6)	26	42	491	(22)	(69)	37	43
% Currency Impact	(26)	0	(62)	22	(6)	(13)	34	(9)
% Change — Currency Neutral Reported	20	26	104	469	(16)	(55)	3	52

% Change — After Considering Items (Non-GAAP)	(15)	1	(22)	(18)	(26)	(21)	34	(13)
% Currency Impact After Considering Items (Non-GAAP)	(23)	0	(34)	1	(5)	(18)	25	(10)
% Change — Currency Neutral After Considering Items (Non-GAAP)	9	1	12	(19)	(21)	(3)	9	(3)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Year Ended December 31, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,004	$2,919	$2,164	$1,475	$2,207	$454	$(618)	$9,605
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	292	—	292
Productivity & Reinvestment	16	(25)	7	384	2	61	246	691
Equity Investees	(3)	7	—	—	—	83	—	87
Transaction Gains/Losses	—	—	—	1,007	—	3	(913)	97
Other Items	—	—	33	(1)	2	3	561	598
After Considering Items (Non-GAAP)	$1,017	$2,901	$2,204	$2,865	$2,211	$896	$(724)	$11,370

	Year Ended December 31, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,125	$2,892	$2,319	$1,633	$2,464	$715	$(1,823)	$9,325
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	208	—	208
Productivity & Reinvestment	26	111	20	281	36	3	124	601
Equity Investees	—	2	—	—	—	16	—	18
Transaction Gains/Losses	—	—	—	799	—	—	54	853
Other Items	—	—	275	61	1	14	407	758
After Considering Items (Non-GAAP)	$1,151	$3,005	$2,614	$2,774	$2,501	$956	$(1,238)	$11,763

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(11)	1	(7)	(10)	(10)	(37)	66	3
% Currency Impact	(15)	(4)	(31)	0	(8)	(12)	41	(6)
% Change — Currency Neutral Reported	5	5	24	(10)	(2)	(25)	25	9

% Change — After Considering Items (Non-GAAP)	(12)	(3)	(16)	3	(12)	(6)	41	(3)
% Currency Impact After Considering Items (Non-GAAP)	(15)	(4)	(27)	0	(8)	(16)	31	(8)
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	0	12	3	(4)	10	10	5

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Expense Leverage:
	Three Months Ended December 31, 2015
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	5	(9)	13
% Change — Currency Neutral Reported	26	0	26

% Change — After Considering Items (Non-GAAP)	(14)	(10)	(4)
% Change — Currency Neutral After Considering Items (Non-GAAP)	0	(2)	1

	Year Ended December 31, 2015
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(10)	(5)	(5)
% Change — Currency Neutral Reported	2	4	(2)

% Change — After Considering Items (Non-GAAP)	(5)	(5)	(1)
% Change — Currency Neutral After Considering Items (Non-GAAP)	6	4	2

Note:	Certain rows may not add due to rounding.
1Operating expense leverage is calculated by subtracting gross profit growth from operating income growth.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:
	Year Ended December 31, 2015	Year Ended December 31, 2014
Reported (GAAP)
Issuances of Stock	$1,245	$1,532
Purchases of Stock for Treasury	(3,564)	(4,162)
Net Change in Stock Issuance Receivables[1]	1	(14)
Net Change in Treasury Stock Payables[2]	18	38
Net Treasury Share Repurchases (Non-GAAP)	$(2,300)	$(2,606)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the year.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the year.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 20 billion-dollar brands including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply, Georgia and Del Valle. Globally, we are the No. 1 provider of sparkling beverages, ready-to-drink coffees, and juices and juice drinks. Through the world's largest beverage distribution system, consumers in more than 200 countries enjoy our beverages at a rate of more than 1.9 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, support active, healthy living, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit Coca-Cola Journey at www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at www.linkedin.com/company/the-coca-cola-company.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca‑Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the availability of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to timely implement our previously announced actions to reinvigorate growth, or to realize the economic benefits we anticipate from these actions; failure to realize a significant portion of the anticipated benefits of our strategic relationships with Keurig Green Mountain, Inc. and Monster Beverage Corporation; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage the possible negative consequences of our productivity initiatives; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2014 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca‑Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.
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